UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2003

WELLCHOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31513	71-0901607
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 476-7800

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.	Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibit to this Current Report on Form 8-K is not being filed but is furnished pursuant to Items 9 and 12 below:

Exhibit No.	Description

99.1	Press release dated October 23, 2003, announcing the 2003 third quarter financial results.

Item 9.	Regulation FD Disclosure.

Item 12.	Results of Operations and Financial Condition.

The following information is furnished pursuant to this Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On October 23, 2003, WellChoice, Inc., a Delaware corporation, issued a press release announcing its 2003 third quarter financial results. A copy of the press release is included as Exhibit 99.1 to this report.

All of the information furnished in this report and the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles or GAAP, the press release also presents the following non-GAAP financial information, which management believes provides useful information to investors:

The administrative expense ratio, which represents administrative and conversion and IPO expenses as a percentage of premiums earned and administrative service fees, has been presented on a premium equivalent basis. Premium equivalents is the sum of premiums earned, administrative service fees and the amount of paid claims attributable to our self-funded business pursuant to which we provide a range of customer services, including claims administration and billing and membership services. Administrative expense ratio—premium equivalent basis is determined by dividing administrative and conversion and IPO expenses by premium equivalents for the relevant periods. We present the administrative expense ratio on a premium equivalent basis because that ratio enables us to measure administrative expenses relative to the entire volume of insured and self-funded business serviced by us and is commonly used in the health insurance industry to compare operating efficiency among companies.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2003	WELLCHOICE, INC. (Registrant)

	By:	/s/ John Remshard

John Remshard Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 23, 2003, announcing the 2003 third quarter financial results.

4